AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT

AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this 26th day of February, 2008 by and among International Brands Management Group Ltd., a Delaware corporation (the “Company”), David Chu and Christopher H. Heyn (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to 10,000,000 units (the “Units”), each unit consisting of one share of the Company’s common stock, $.0001 par value (the “Common Stock”), and (ii) one warrant, each warrant to purchase one share of Common Stock; and

WHEREAS, concurrently with the IPO the Company desires to sell in a private placement to the Purchasers (the “Placement”) an aggregate of 4,200,000 warrants (the “Placement Warrants”) substantially identical to the warrants being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Placement Warrants, and the shares of Common Stock underlying the Placement Warrants (the “Underlying Shares”), to be issued in the Placement shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Purchasers are entitled to registration rights with respect to the Placement Warrants and the Underlying Shares on the terms set forth in this Agreement; and

WHEREAS, except as provided herein, the Placement Warrants shall be governed by the Warrant Agreement and will be entitled to the benefits of a Registration Rights Agreement, each of which will be filed as an exhibit to the Registration Statement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Purchase of Placement Warrants. The Purchasers hereby agree, directly or through its nominees, to purchase an aggregate of 4,200,000 Placement Warrants at a purchase price of $1.00 per Placement Warrant, for an aggregate of $4,200,000 (the “Purchase Price”). Each Purchaser shall purchase the number of Placement Warrants and pay the portion of the Purchase Price set forth opposite his name on Exhibit A hereto.

2. Closing. The closing of the purchase and sale of the Placement Warrants (the “Closing”) will take place at the offices of the Company, on or prior to the effective date of the Registration Statement (the “Closing Date”), provided the underwriting agreement is signed and executed with the representative of the underwriters. On or prior to the Closing Date, the Purchasers shall pay the Purchase Price in immediately available funds by wire transfer or such other form of payment as shall be acceptable to the Trustee, to the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”). The certificates for the Placement Warrants shall be delivered to Purchasers promptly after the payment of the Purchase Price.

3. Lock-Up Agreement. Prior to the date that is the later of one (1) year following the effective date of the Registration Statement and sixty (60) days following the consummation of a Business Combination (as defined in the Registration Statement), each Purchaser shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Placement Warrants and the Underlying Shares, or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Placement Warrants or Underlying Shares or any securities convertible into or exercisable or exchangeable for shares, or warrants or other rights to purchase shares or any such securities, whether any such transaction is to be settled by delivery of shares or such other securities, whether any such transaction is to be settled by delivery of shares or such other securities, in cash or otherwise (collectively “Transfer”), provided, however, that each Purchaser shall be allowed, on condition that prior to such Transfer, each permitted transferee or the trustee or legal guardian for each permitted transferee agrees in writing to be bound by the terms of this Agreement: (a) transfers resulting from the death of a transferor, (b) transfers by operation of law, (c) transfers to the Company’s officers or directors at the same cost per Placement Warrant originally paid by the Purchasers, (d) any transfer for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (e) transfers to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause.

4. Placement Warrants Non-Redeemable. The Placement Warrants shall be non-redeemable so long as the Purchasers or their affiliates hold such Placement Warrants following their issuance by the Company to the Purchasers.

5. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company with respect solely to itself and not with respect to any other Purchaser that:

5.1 The execution and delivery by each Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by each Purchaser do not and shall not as of the Closing conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which such Purchaser is subject.

5.2 Each Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law; and, accordingly, such securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities

Act, and therefore may not be offered, pledged or sold by it, directly or indirectly, in the United States without registration under United States federal and state securities laws and Purchaser understands the certificates representing the such securities will contain a legend in respect of such restrictions.

5.3 The Placement Warrants are being acquired for such Purchaser’s own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Each Purchaser shall not engage in hedging transactions with regard to the Placement Warrants and the underlying securities unless in compliance with the Securities Act.

5.4 Each Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

5.5 Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

6. Registration Rights. The Purchasers (and their assignees and transferees) shall have registration rights pursuant to the Registration Rights Agreement to be entered into on the date which the SEC declares the Registration Statement effective, by and among the Company and the investors listed on the signature page thereto. If the Company does not complete a Business Combination, or if the Company is unable to deliver registered shares of common stock to a Purchaser pursuant to the Registration Rights Agreement upon exercise of the Placement Warrants during the exercise period therefor, there will be no cash settlement of the Placement Warrants and the Placement Warrants will expire worthless.

7. Escrow. Upon consummation of the IPO, the holders of the Placement Warrants shall enter into a securities escrow agreement with Continental Stock Transfer & Trust Company, whereby the Placement Warrants shall be held in escrow until (i) the later of one (1) year following the effective date of the Registration Statement and 60 days after the consummation a Business Combination or (ii) liquidation of the Company.

8. Rescission Right Waiver. Each Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Placement Warrants. In this regard, if the offering of the Units were deemed to be a general solicitation with respect to the Placement Warrants, the offer and sale of such Placement Warrants may not be exempt from registration and, if not, each Purchaser may have a right to rescind its purchase of the Placement Warrants. In order to facilitate the completion of the offering and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, each Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of his purchase of the Placement Warrants. Each Purchaser acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Placement Warrants to the Purchasers. Each Purchaser agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith (collectively, “Losses and Expenses”) including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Placement Warrants hereunder or relating to the purchase of the Placement Warrants and the transactions contemplated hereby.

9. Waiver of Claims Against Trust Account. Each Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account with respect to any shares of common stock acquired by such Purchaser in connection with the exercise of the Placement Warrants purchased hereby pursuant to this Agreement (“Claim”) and hereby waives any Claim such Purchaser may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever, other than with respect to any shares of Common Stock purchased in the IPO or in the aftermarket held directly or indirectly by such Purchaser.

10. Waiver and Indemnification. Each Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company, Pali Capital, Inc. (“Pali”) or the other underwriters in the IPO with respect to their purchase of the Placement Warrants, and each Purchaser agrees to indemnify and hold the Company, Pali and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company or such underwriters by such Purchaser of the Placement Warrants or his transferees, heirs, assigns or any subsequent holders of the Placement Warrants in respect of the transactions contemplated hereby.

11. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

12. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Warrant Purchase Agreement as of the 26th day of February, 2008.

INTERNATIONAL BRANDS MANAGEMENT GROUP LTD.
By:	/s/ Christopher H. Heyn
Name: Christopher H. Heyn
Title: President and COO

PURCHASERS:
/s/ David Chu
David Chu

/s/ Christopher H. Heyn
Christopher H. Heyn

[SIGNATURE PAGE TO AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT]

Exhibit A

Name of Purchaser	Number of Warrants	Purchase Price
David Chu	4,100,000	$4,100,000
Christopher H. Heyn	100,000	$100,000